FORM 8-A

                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                           ROGERS CORPORATION
________________________________________________________________________
        (Exact name of registrant as specified in its charter)



        Massachusetts                             06-0513860
------------------------------          --------------------------------
   (State of incorporation              (IRS Employer Identification No.)
         or organization)

P.O. Box 188, One Technology Drive, Rogers, Connecticut      06263-0188
-------------------------------------------------------     ------------
      (Address of principal executive offices)               (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered
     -------------------                 -------------------------------
Rights to purchase capital stock,         American Stock Exchange
$1.00 par value                           Pacific Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                  None
------------------------------------------------------------------------
                            (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.

     On February 25, 1997 the Board of Directors of Rogers Corporation (the "Company") declared a dividend distribution of one share purchase right (a "Right") for each outstanding share of capital stock, $1.00 par value (the "Common Shares"), of the Company. The distribution is payable to the stockholders of record on March 31, 1997 (the "Record Date"). One Right will also be issued with each Common Share that becomes outstanding between March 31, 1997 and the earlier of the Distribution Date (as such term is defined below) or the redemption, exchange or expiration of the Rights. Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $120 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Fleet National Bank, as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or has obtained the right to acquire, beneficial ownership of 20% or more of the then outstanding Common Shares or (ii) 10 days following the commencement or announcement of an intention by any person to make a tender offer or exchange offer if, upon consummation thereof, such person would be the beneficial owner of 20% or more of such outstanding Common Shares, (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. An Acquiring Person does not include (i) the Company, its subsidiaries, any employee benefit or stock ownership plan of the Company or any of its subsidiaries, or any entity holding Common Shares for or pursuant to the terms of any such plan or
(ii) any person or group that becomes the beneficial owner of 20% or more of the outstanding Common Shares solely as the result of acquisition of Common Shares by the Company, unless such person or group thereafter acquires additional Common Shares.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notification or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares being transferred. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 30, 2007 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below. In addition, the Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the Final Expiration Date and prior to such time as the Rights are no longer redeemable by the Board, supplement or amend the Rights Agreement, without approval of the holders of any Rights or the Rights Agent, to extend or shorten the period during which the Rights may be redeemed. No Rights may be exercised during such time as they may be redeemed as provided in the Rights Agreement.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to all holders of the Common Shares of certain rights, options or warrants to subscribe for or purchase Common Shares or convertible securities at less than the then current market price of the Common Shares or (iii) upon the distribution to all holders of the Common Shares of evidences of indebtedness, assets, cash (excluding the first regular periodic cash dividend paid after the date of the Rights Agreement and subsequent regular periodic cash dividends at a rate not in excess of 200% of the rate of the last regular periodic cash dividend paid theretofore), stock (other than dividends payable in Common Shares) or of subscription rights, options or warrants (other than those referred to above).

     In the event that after the Distribution Date the Company should consolidate or merge with and into any other person and the Company is not the surviving company, or, if the Company should be the surviving company, all or part of the Company's Common Shares are changed or exchanged for securities of any other person or if 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price. In the event that any person becomes an Acquiring Person or any Acquiring Person or any affiliate or associate of any Acquiring Person enters into a merger, combination or certain other defined transactions with the Company, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate of an Acquiring Person (which will thereafter be null and void), will thereafter have the right to receive upon the exercise thereof at the then current Purchase Price, that number of Common Shares which at such time will have a market value of two times the Purchase Price.

     At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash may be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) 10 days following the date that a person or group of affiliated or associated persons becomes an Acquiring Person (subject to extension by the Board of Directors of the Company) or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Prior to the Distribution Date, the terms of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights or holders of the Common Shares. From and after the Distribution Date, the terms of the Rights Agreement may be amended by the Company without the consent of the holders of the Rights or holders of the Common Shares in any manner which the Company may deem necessary or desirable so long as such supplement or amendment does not adversely affect the interest of Rights holders (other than the Acquiring Person or any associate or affiliate), and provided that such supplement or amendment may not lengthen the period for redemption of the Rights if the Rights are not still redeemable. In no case shall any amendment or supplement at any time change the Redemption Price, Final Expiration Date, Purchase Price or the number of Common Shares for which a Right is then exercisable.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement between the Company and Fleet
National Bank, as Rights Agent, is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.   Exhibits.

     Listed below are all exhibits filed as part of this registration statement.

     Exhibit No.                             Description

          1. Rights Agreement which includes the form of Right Certificate (and forms of assignment and election to purchase relating thereto) as Exhibit A and the Summary of Rights to Purchase Common Shares as

                              Exhibit B.  Pursuant to the Rights
                              Agreement, Right Certificates will not
                              be mailed until as soon as practicable
                              after the earlier of the tenth day
                              after announcement that a person or
                              group has acquired beneficial
                              ownership of 20% or more of the
                              Common Shares, or the tenth day
                              after a person commences or
                              announces its intention to commence
                              a tender or exchange offer the
                              consummation of which would result
                              in a person beneficially owning 20%
                              or more of the Common Shares.



                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ROGERS CORPORATION

Date:  March 24, 1997              By  /s/ Robert M. Soffer

                                   Name:     Robert M. Soffer
                                   Title:    Treasurer

                          EXHIBIT INDEX


Exhibit No.         Description

      1             Rights Agreement which includes the
                    form of Right Certificate (and forms of
                    assignment and election to purchase relating thereto) as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B.

                          EXHIBIT NO. 1


                       ROGERS CORPORATION

                               and

                       FLEET NATIONAL BANK

                          Rights Agent

                        RIGHTS AGREEMENT

                  Dated as of February 25, 1997

                        TABLE OF CONTENTS
                                                                  Page

Section 1.   Certain Definitions                                    1

Section 2.   Appointment of Rights Agent                            4

Section 3.   Issue of Right Certificates                            5

Section 4.   Form of Right Certificates                             6

Section 5.   Countersignature and Registration                      6

Section 6.   Transfer, Split Up, Combination and Exchange of
             Right Certificates; Mutilated, Destroyed, Lost or
             Stolen Right Certificates                              7

Section 7.   Exercise of Rights; Purchase Price; Expiration
             Date of Rights                                         8

Section 8.   Cancellation and Destruction of Right Certificates    10

Section 9.   Reservation and Availability of Common Shares         10

Section 10.  Common Shares Record Date                             12

Section 11.  Adjustment of Purchase Price, Number of Shares or
             Number of Rights                                      13

Section 12.  Certificate of Adjusted Purchase Price or Number of
             Shares                                                22

Section 13.  Consolidation, Merger or Sale or Transfer of Assets
             or Earning Power                                      22

Section 14.  Fractional Rights and Fractional Shares               24

Section 15.  Rights of Action                                      25

Section 16.  Agreement of Right Holders                            25

Section 17.  Right Certificate Holder Not Deemed a Stockholder     26

Section 18.  Concerning the Rights Agent                           26

Section 19.  Merger or Consolidation or Change of Name of Rights
             Agent                                                 27

                                                                  Page

Section 20.  Duties of Rights Agent                                28

Section 21.  Change of Rights Agent                                30

Section 22.  Issuance of New Right Certificates                    31

Section 23.  Redemption                                            31

Section 24.  Exchange                                              32

Section 25.  Notice of Certain Events                              33

Section 26.  Notices                                               34

Section 27.  Supplements and Amendments                            35

Section 28.  Successors                                            35

Section 29.  Benefits of this Agreement                            35

Section 30.  Severability                                          36

Section 31.  Governing Law                                         36

Section 32.  Counterparts                                          36

Section 33.  Descriptive Headings                                  36


EXHIBITS

Exhibit A -- Form of Right Certificate.

Exhibit B -- Form of Summary of Rights.

                         RIGHTS AGREEMENT



     This Agreement, dated as of February 25, 1997 (the
"Agreement"), between Rogers Corporation, a Massachusetts corporation (the "Company"), and Fleet National Bank, a national banking association (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one Right (individually a "Right" and together the "Rights") for each share of capital stock, $1.00 par value, of the Company ("Common Share") outstanding on March 31, 1997 (the "Record Date") and has authorized the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date, the Expiration Date and the Final Expiration Date (as such terms are defined in Sections 3 and 7 hereof), each Right representing the right to purchase one Common Share.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.     Certain Definitions.  For purposes of this
Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) other than the Company or any Related Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares then outstanding. Notwithstanding the foregoing, no Person shall be deemed to have become an "Acquiring Person" solely as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, or any other
     Person who is the Beneficial Owner of any

     Common Shares shall thereafter become an Affiliate or Associate of such Person, then such Person shall be deemed to be an "Acquiring Person."

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
     Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" and have "beneficial ownership" of, any securities:

               (i)  which such Person or any of such Person's
          Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has
          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase; or (B) the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (X) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (Y) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in
          Section 3(a)(23) of the Exchange Act; or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (1) the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder and (2) a Person engaged in business as an underwriter of securities shall not be deemed the Beneficial Owner of any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until the expiration of 40 calendar days after the date of such acquisition or such later date as the Board of Directors of the Company may determine in any specific case.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Connecticut (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

          (f) "Common Shares" when used with reference to the Company shall mean the shares of Capital Stock, $1.00 par value, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or, if such Person is a Subsidiary (as such term is hereinafter defined) of another Person, the Person which ultimately controls such first-mentioned Person; provided, however, that if the Company is the continuing or surviving corporation in a transaction described in Section 11(a)(ii) or Section 13(a)(ii), "Common Shares" when used with respect to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company.

          (g) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the Share Acquisition Date (as such term is hereinafter defined) or (ii) the Close of Business on the tenth day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company or any employee benefit plan of the Company) to commence, a tender or exchange offer if, upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the outstanding Common Shares, including any such date which is after the date of this Agreement and prior to the issuance of the Rights.

          (h) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (i) "Purchase Price" shall mean initially $120 per Common Share and shall be subject to adjustment from time to time as provided in this Agreement.

          (j) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          (k) "Redemption Price" shall mean $0.01 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

          (l) "Related Person" shall mean (i) any Subsidiary of the Company, (ii) any employee benefit or stock ownership plan of the Company or any of its Subsidiaries or (iii) any entity holding Common Shares for or pursuant to the terms of any such plan.

          (m)  "Securities Act" shall mean the Securities Act of
     1933, as amended.

          (n) "Share Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition, shall include, without limitation, a press release or a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (o) "Subsidiary" of any Person (including the Company) shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), "Subsidiary" of any Person shall mean any corporation or other entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights
Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the Close of Business on the tenth day after the Share Acquisition Date or (ii) the Close of Business on the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or any of its Subsidiaries) to commence, a tender or exchange offer if, upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common
Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights and the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution
Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, notwithstanding the fact that such certificates may contain a legend referring to an earlier Rights Agreement which has expired or may contain no legend, until the Distribution Date the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof (together with a copy of the Summary of Rights). Until the Distribution Date or an earlier Expiration Date or Final Expiration Date (as such terms are defined in Section 7 hereof), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date, an Expiration Date or the Final Expiration Date. Certificates for Common Shares issued after the Record Date but prior to the earlier of the Distribution Date or an Expiration Date or the Final Expiration Date (as such terms are defined in Section 7 hereof) shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Rogers Corporation and Fleet National Bank, dated as of February 25, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Rogers Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Rogers Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary practice. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of March 31, 1997, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

     Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Treasurer, the Clerk or the Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, records for registration and transfer of the Right Certificates issued hereunder. Such records shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of execution of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right
Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right
Certificates surrendered then entitled such holder to purchase.
Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered
Right Certificate or Right Certificates until the registered holder shall have completed and signed the certificate following the form of assignment on the reverse side of such Right Certificate or Right Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights
Agent shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.     Exercise of Rights; Purchase Price;
Expiration Date of Rights.

     (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of
(i) the Close of Business on March 30, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or
(iii) the time at which such Rights are exchanged as provided in
Section 24 hereof (such earlier time being herein referred to as the "Expiration Date"); provided, however, that no Rights may be exercised during such time as they may be redeemed as provided in
Section 23 hereof.

     (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $120, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash or by certified check, bank draft or bank or postal money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14,

(iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of an event described in
Section 11(a)(ii) hereof, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Right Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.     Reservation and Availability of Common
Shares.

     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights; such number of Common Shares reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in Sections 11 or 13 hereof.

     (b) In the event that the number of Common Shares which is authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of a Right in accordance with Section 7 hereof and the Rights shall become so exercisable, the Company shall, within thirty (30) days after the surrender of such Right, and to the extent permitted by applicable law and any material agreements in effect on the date hereof to which the Company is a party: (A) with respect to each Right, upon exercise of such Right, issue Common Shares to the extent available for the exercise in full of such Right and, to the extent Common Shares are not so available, make adequate provision to substitute for the Common Shares in question not received upon exercise of such Right (1) other equity securities of the Company which are deemed in good faith by the Board of Directors of the Company to have substantially the same value as Common Shares (such other equity securities are herein called "common share equivalents"), (2) debt securities of the Company, (3) cash, (4) other assets, (5) a reduction in the Purchase Price, or (6) any combination of the foregoing, having a value which, when added to the value of the Common Shares actually issued upon exercise of such Right, shall have an aggregate value equal to the then current value of the Common
Shares issuable upon the exercise of a Right, where such aggregate value has been determined in good faith by the Board of Directors of the Company based upon the advice of an independent investment banking firm selected in good faith by the Board of Directors of the Company. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but no more than ninety (90) days after the surrender of the Right, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action must be taken pursuant to the first and/or second sentence of this paragraph, the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this paragraph, the value of a Common Share shall be the current per share market price of the Common Shares on the date that a Right is exercised pursuant to Section 7 hereof and the per share or per unit value of any common share equivalent shall be deemed to equal the current per share market price of the Common Shares on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among holders of the Rights pursuant to this paragraph. If and to the extent that the Board of Directors of the Company shall have determined that any legal or contractual restrictions prevent the Company from paying any amounts required to be paid hereunder in accordance with this Section 9(b), the Company shall pay to the holders of Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

     (c) So long as the Common Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (e) The Company further covenants and agrees that it will, if required by law, use its best efforts to (i) file on an appropriate form, following the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the

Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The
Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective, and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

     (f) In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Sections 11, 13 and 14 hereof, the Company further covenants and agrees that it will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

     (g) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     (h) Notwithstanding anything in this Agreement to the contrary, the Company further covenants and agrees that, after the Distribution Date, it will not, except as permitted by
Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 10. Common Shares Record Date. Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.

     Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.    Adjustment of Purchase Price, Number of
Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)  (i)   In the event the Company shall at any time
     after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
     Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section
     11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or
     Section 13.

          (ii) In the event that

               (A) any Person (other than the Company or any Related Person), alone or together with all Affiliates and Associates of such Person, shall at any time after the date of this Agreement, become the Beneficial Owner of 20% or more of the Common Shares then outstanding (other than pursuant to any transaction set forth in Section 13(a)); provided, however, that a Person shall not be deemed to have become the Beneficial Owner of 20% or more of the Common Shares then outstanding for the purposes of this Section 11(a)(ii)(A) solely as a result of a reduction in the number of Common Shares outstanding, unless and until (1) such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally or (2) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person, or

               (B) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement at which for any reason the adjustments provided for in this Section 11(a)(ii) shall not have been theretofore effected and then be continuing in effect pursuant to Section 11(a)(ii)(A), directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merge or otherwise combine with any Subsidiary of the Company,
          (3) in one or more transactions (other than in connection with the exercise of Rights or the exercise or conversion of securities exercisable for or convertible into capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any of its Subsidiaries), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (in one or more transactions) any assets (including securities), to, from, with or of, as the case may be, the Company or any of its Subsidiaries (other than in a transaction subject to Section 13), (5) receive any compensation from the Company or any of its Subsidiaries other than compensation as a Director or for full-time employment as a regular employee, in either case, at rates in accordance with the Company's
          (or its Subsidiaries') past practices, (6) receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or (7) through its nominees or representatives or otherwise, cause the Company to effect any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13 hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries of which an Acquiring Person or any Associate or Affiliate of an Acquiring Person is the Beneficial Owner,

     then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then current Purchase Price multiplied by the number of Common
     Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common
     Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common
     Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date on which any Person shall become an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          Notwithstanding the foregoing, any Rights that are or were acquired or beneficially owned by any Acquiring Person
     (or any Associate or Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof whose Rights would be null and void pursuant to the preceding sentence, and no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate whose Rights would be null and void pursuant to the preceding sentence, and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate thereof whose Rights would be null and void pursuant to the preceding sentence shall be cancelled.

          (b) In the event the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as Common Shares ("equivalent common shares")) (or securities convertible into Common Shares or equivalent common shares) at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (and/or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In the event the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, assets, cash (other than the first regular periodic cash dividend paid after the date of this Agreement and a subsequent regular periodic cash dividend at a rate not in excess of 200% of the rate of the last regular periodic cash dividend theretofore paid), stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common
     Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights
     Agent and shall be conclusive for all purposes) of the portion of the evidences of indebtedness, assets, cash or stock so to be distributed (in the case of periodic cash dividends, excluding the first regular periodic cash dividend paid after the date of this Agreement and, with respect to subsequent regular periodic cash dividends, including only that portion in excess of 200% of the rate of the last regular periodic cash dividend theretofore paid) or of such subscription rights, options or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation hereunder, the "current per share market price" of any security (a
     "Security" for purposes of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive
     Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in such Security or securities convertible into such Security or
     (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading
     Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Security is not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated
     Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term
     "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
     For the purposes of any computation hereunder, if the Security is not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section l1(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f)  If as a result of an adjustment made pursuant to
     Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through
     (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right
     Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

          (n) Notwithstanding anything in this Agreement to the contrary, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares by reclassification otherwise than by payment of dividends in Common Shares into a greater or lesser number of Common Shares, then in any such case (i) the number of Common Shares purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of Common Shares so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          (o) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), (ii) merge with or into any other person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(p) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Issuer" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (p) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by
     Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

     Section 13.    Consolidation, Merger or Sale or Transfer of
Assets or Earning Power.

     (a)  In the event that, following the Share Acquisition
Date, directly or indirectly, (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (A) each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is defined in Section 13(b)), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) of the Issuer on the date of consummation of such consolidation, merger, sale or transfer; (B) the Issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Issuer; and (D) such Issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise in full of all outstanding Rights which have not become null and void in accordance with Section 11(a)(ii)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

     (b)  For purposes of this Section 13, "Issuer" shall mean
(i) in the case of any event described in Sections 13(a)(i) or
(ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in
Section 13(a)(ii) above), and (ii) in the case of any event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if
(1) the Common Shares of such Person are not at the time of such merger, consolidation or transaction and have not been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, the Common Shares of which are and have been so registered, the term "Issuer" shall mean such other Person; and (B), in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

     Notwithstanding the foregoing, if the Issuer in any of the events described in Section 13(a) is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (i) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (ii) if there is no such corporation or other legal entity having outstanding equity securities, (Y) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities and (Z) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares.

     (c) The Company shall not consummate any consolidation, merger, sale or transfer described in Section 13(a) unless the Issuer shall have a sufficient number of authorized Common Shares
(or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement (i) providing for the terms set forth in subsections (a) and (b) of this Section 13 and
(ii) further providing that as soon as practicable after the consummation of any such consolidation, merger, sale or transfer described in Section 13(a), the Issuer will (A), if legally required, prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;
(B), if legally required, take all such actions as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and (C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     (d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     Section 14.    Fractional Rights and Fractional Shares.

     (a)  The Company shall not be required to issue fractions of
Rights or to distribute Right Certificates which evidence
fractional Rights.   In lieu of such fractional Rights, there
shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock
Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and such determination, which shall be described in a statement filed with the Rights Agent, shall be conclusive.

     (b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this
Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Rights expressly waives his or her right to receive any fractional
Rights or any fractional shares upon exercise of a Right.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, other than the rights of the Rights Agent arising under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, on his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b)  after the Distribution Date, the Right
     Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without neg-ligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation with or into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, any Vice President, the Treasurer, the Clerk or the Secretary of the Company and delivered to the Rights Agent;
     and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same (except as to its countersignature on Right Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)  The Rights Agent shall not be under any
     responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including Rights becoming void pursuant to Section 11(a)(ii)) or any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment or actual knowledge of such voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the persons reasonably believed by the Rights Agent to be the President, a Vice President, the Secretary, the Clerk or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of a person reasonably believed by the Rights Agent to be any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Rights.

          (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate following the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) and/or (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed by registered or certified mail or delivered by recognized overnight delivery service to the Company and to each transfer agent of the Common Shares, and to the holders of the Right Certificates by first-class mail; provided, however, that if the Company or a successor Rights Agent mails notice to the holders of the Rights Certificates by first-class mail of the appointment of a successor Rights Agent, then the predecessor Rights Agent shall not be required to mail any notice to the holders of the Rights Certificates. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed by registered or certified mail or delivered by recognized overnight delivery service to the Rights Agent or successor
Rights Agent, as the case may be, and to each transfer agent of the Common Shares, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his or her Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights
Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any State of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority, and which has, or is a Subsidiary of another entity which has, at the time of its appointment as Rights Agent a combined capital and surplus of at least fifty million dollars ($50,000,000). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights
Agent without further act or deed; but the predecessor Rights
Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing by first-class mail to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     Section 23.    Redemption.

     (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to Section 23(b) and shall not be redeemed in any other manner.

     (b) The Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date. At any time following the Share Acquisition Date, the Board of Directors of the Company may relinquish the right to redeem the Rights under this Section 23(b) by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the right of the Board of Directors of the Company to redeem the Rights under this Section 23(b) shall terminate without further action and without any notice. Promptly after adoption of such a resolution, the Company shall publicly announce such action; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the action of the Board of Directors of the Company.

     (c) Notwithstanding anything contained in this Agreement to the contrary, the Board of Directors of the Company may, at its option and as provided herein, at any time prior to the Close of Business on the Final Expiration Date and prior to such time as the Rights are no longer redeemable by the Board of the Directors of the Company, from time to time supplement or amend the Rights Agreement, without approval of the holders of any Rights or the Rights Agent, to extend or shorten the period during which the Rights may be redeemed.

     (d) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.
Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall publicly announce such action and shall give notice of such redemption to the Rights Agent, and within 15 days after the action of the Board of Directors the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24.    Exchange.

     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Common Shares issued pursuant to this Section 24(a) shall be validly authorized and issued, fully paid, nonassessable and fully tradeable shares, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal. Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly publicly announce such exchange and shall give notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, such announcement or notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights
Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the exchange of the Rights. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

     (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

     (d) The Company shall not be required to issue fractional Common Shares or to distribute certificates which evidence fractional Common Shares pursuant to this Section 24. In lieu of fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25.     Notice of Certain Events.

     (a) In case, after the Distribution Date, the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than the first regular periodic cash dividend paid after the date of this Agreement and a subsequent regular periodic cash dividend at a rate not in excess of 200% of the rate of the last regular periodic cash dividend theretofore paid), (ii) to offer to all holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding
Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries
(taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or other distribution or such distribution of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common
Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

     (b) In case any of the events set forth in Section 1l(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by recognized overnight delivery service, delivery charges prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


                    Rogers Corporation
                    One Technology Drive
                    P.O. Box 188
                    Rogers, Connecticut  06263-0188

                    Attention:     Treasurer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by recognized overnight delivery service, delivery charges prepaid, addressed (until another address is filed in writing with the Company) as follows:

                    Fleet National Bank
                    Corporate Trust Department
                    CT OP T06A
                    One Talcott Plaza
                    Hartford, CT 06106

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

     Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this
Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of Common Shares and associated Rights. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, if the Company so directs, the Company and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period herein or
(iv) to supplement or amend the provisions contained herein in any manner which the Company may deem necessary or desirable, including without limitation the addition of other events requiring adjustment to the Rights under Section 11, or Section
13 or procedures relating to the redemption of the Rights, which supplement or amendment shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring
Person or an Affiliate or Associate of an Acquiring Person);
provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the stated Redemption Price, the Final Expiration Date, the Purchase Price or the number of Common Shares for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

     Section 30.    Severability.   If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   ROGERS CORPORATION


                                   By  /s/ Robert M. Soffer

                                   Name:   Robert M. Soffer
                                   Title:  Treasurer

                                   FLEET NATIONAL BANK


                                   By  /s/ Rosemarie Pavao

                                   Name:   Rosemarie Pavao
                                   Title:  Vice President

                                                            Exhibit A



                   [Form of Right Certificate]

Certificate No. R-                                     ________Rights

          NOT EXERCISABLE AFTER MARCH 30, 2007 OR
          EARLIER IF NOTICE OF REDEMPTION IS GIVEN.
          THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE
          OPTION OF THE COMPANY, AT $.01 PER RIGHT ON
          THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
          THIS RIGHT CERTIFICATE AND THE RIGHTS
          REPRESENTED HEREBY MAY BECOME NULL AND VOID
          IN THE CIRCUMSTANCES SPECIFIED IN SECTION
          11(a)(ii) OF THE RIGHTS AGREEMENT.


                        Right Certificate

                       ROGERS CORPORATION

     This certifies that                   , or registered assigns,
is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 25, 1997 (the "Rights Agreement") between Rogers Corporation, a Massachusetts corporation (the "Company"), and Fleet National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. Eastern time on March 30, 2007, at the office of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one fully paid, nonassessable share of the Capital
Stock (the "Common Shares") of the Company, at a purchase price of $120 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) and the Purchase Price set forth above, are the number and the Purchase
Price as of March 31, 1997, based on the Common Shares as constituted at such date.

     Upon the occurrence of an event described in Section
11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate (as such terms are defined in the Rights Agreement) of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or

(iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and the rights are subject to amendment, redemption and certain other events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive office of the Company and the office of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right or
(ii) may be exchanged in whole or in part for Common Shares.

     No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made by the Company, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

     WITNESS the facsimile signature of the proper officers of
the Company and its corporate seal.  Dated as of
________________.

ATTEST:                            ROGERS CORPORATION



_______________________________    By  ______________________________
Name:                                  Name:
Title:                                 Title:



Countersigned:


FLEET NATIONAL BANK


By __________________________________________
   Authorized Signature

           [Form of Reverse Side of Right Certificate]

                       FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED ________________________________ hereby sells, assigns and transfers unto____________________________________________
                          (Please print name and address of transferee)


______________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________________   __________________________________
                                    Signature
Signature Guaranteed:


                             NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  FORM OF ELECTION TO PURCHASE

         (To be executed if registered holder desires to

     exercise Rights represented by the Right Certificate.)



To ROGERS CORPORATION:


     The undersigned hereby irrevocably elects to exercise _________________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

__________________________________________________________________
                   (Please print name and address)

__________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_________________________________________________________________
                (Please print name and address)

_________________________________________________________________

Dated: ______________________      ______________________________
                                   Signature

Signature Guaranteed:

                             NOTICE

    The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right
  Certificate in every particular, without alteration or enlargement or any change whatsoever.

                           CERTIFICATE


     The undersigned hereby certifies by checking the appropriate boxes that:



     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined, exchanged or exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated _________________________


____________________________ Signature

Signature Guaranteed:

                                                        Exhibit B


                  SUMMARY OF RIGHTS TO PURCHASE
                          COMMON SHARES


     On February 25, 1997 the Board of Directors of Rogers Corporation (the "Company") declared a dividend distribution of one share purchase right (a "Right") for each outstanding share of capital stock, $1.00 par value (the "Common Shares"), of the Company. The distribution is payable to the stockholders of record on March 31, 1997 (the "Record Date"). One Right will also be issued with each Common Share that becomes outstanding between March 31, 1997 and the earlier of the Distribution Date (as such term is defined below) or the redemption, exchange or expiration of the Rights. Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $120 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Fleet National Bank, as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or has obtained the right to acquire, beneficial ownership of 20% or more of the then outstanding Common Shares or (ii) 10 days following the commencement or announcement of an intention by any person to make a tender offer or exchange offer if, upon consummation thereof, such person would be the beneficial owner of 20% or more of such outstanding Common Shares, (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. An Acquiring Person does not include (i) the Company, its subsidiaries, any employee benefit or stock ownership plan of the Company or any of its subsidiaries, or any entity holding Common Shares for or pursuant to the terms of any such plan or
(ii) any person or group that becomes the beneficial owner of 20% or more of the outstanding Common Shares solely as the result of acquisition of Common Shares by the Company, unless such person or group thereafter acquires additional Common Shares.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notification or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares being transferred. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 30, 2007 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below. In addition, the Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the Final Expiration Date and prior to such time as the Rights are no longer redeemable by the Board, supplement or amend the Rights Agreement, without approval of the holders of any Rights or the Rights Agent, to extend or shorten the period during which the Rights may be redeemed. No Rights may be exercised during such time as they may be redeemed as provided in the Rights Agreement.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to all holders of the Common Shares of certain rights, options or warrants to subscribe for or purchase Common Shares or convertible securities at less than the then current market price of the Common Shares or (iii) upon the distribution to all holders of the Common Shares of evidences of indebtedness, assets, cash (excluding the first regular periodic cash dividend paid after the date of the Rights Agreement and subsequent regular periodic cash dividends at a rate not in excess of 200% of the rate of the last regular periodic cash dividend paid theretofore), stock (other than dividends payable in Common Shares) or of subscription rights, options or warrants (other than those referred to above).

     In the event that after the Distribution Date the Company should consolidate or merge with and into any other person and the Company is not the surviving company, or, if the Company should be the surviving company, all or part of the Company's
Common Shares are changed or exchanged for securities of any other person or if 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price. In the event that any person becomes an Acquiring Person or any Acquiring Person or any affiliate or associate of any Acquiring Person enters into a merger, combination or certain other defined transactions with the Company, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate of an Acquiring Person
(which will thereafter be null and void), will thereafter have the right to receive upon the exercise thereof at the then current Purchase Price, that number of Common Shares which at such time will have a market value of two times the Purchase Price.

     At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash may be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) 10 days following the date that a person or group of affiliated or associated persons becomes an Acquiring Person (subject to extension by the Board of Directors of the Company) or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Prior to the Distribution Date, the terms of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights or holders of the Common Shares. From and after the Distribution Date, the terms of the Rights Agreement may be amended by the Company without the consent of the holders of the Rights or holders of the Common Shares in any manner which the Company may deem necessary or desirable so long as such supplement or amendment does not adversely affect the interest of Rights holders (other than the Acquiring Person or any associate or affiliate), and provided that such supplement or amendment may not lengthen the period for redemption of the Rights if the Rights are not still redeemable. In no case shall any amendment or supplement at any time change the Redemption Price, Final Expiration Date, Purchase Price or the number of Common Shares for which a Right is then exercisable.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission.

     A copy of the Rights Agreement is available free of charge from the Company for all of its stockholders. Requests should be made to:

                    Treasurer
                    Rogers Corporation
                    One Technology Drive
                    P.O. Box 188
                    Rogers, CT 06263-0188

<END>